         EX-99.B(a)selcertcorr

CERTIFICATE OF CORRECTION
TO
ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
WADDELL & REED ADVISORS SELECT FUNDS, INC.

Pursuant to the provisions of Section 1-207 of the Corporations and Associations Article, Annotated Code of Maryland, the undersigned executes the following Certificate of Correction.

The Articles Supplementary to Articles of Incorporation were filed with the Department of Assessments and Taxation on May 29, 2008, and that said document requires correction as permitted under the provisions of Section 1-207 of the Corporations and Associations Article, Annotated Code of Maryland, the undersigned executes the following Certificate of Correction.

The document to be corrected reads as follows:

         Ivy Funds, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Articles of Incorporation of the Corporation are hereby amended, effective June 2, 2008, by replacing the name Waddell & Reed Advisors Select Funds, Inc. Dividend Income Fund with Waddell & Reed Select Funds, Inc. Dividend Opportunities Fund.

         SECOND: That the amendment contained therein was approved by a majority of the Board of Directors of the Corporation and is limited to changes permitted under Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the shareholders of the Corporation.

         THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned Secretary of the Corporation hereby executes these Articles Supplementary on behalf of the Corporation this 25th day of September, 2008.

                                                      Waddell & Reed Advisors Select Funds, Inc.

                                                      /s/Mara D. Herrington
                                                      Mara D. Herrington, Secretary

(Corporate Seal)

Attest:   /s/Megan E. Bray
            Megan E. Bray, Assistant Secretary

The undersigned, Secretary of Waddell & Reed Advisors Select Funds, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                      /s/Mara D. Herrington
                                                      Mara D. Herrington, Secretary

The foregoing inaccuracy or defect in the document is corrected to read as follows:

FIRST: That the Articles of Incorporation of the Corporation are hereby amended, effective June 2, 2008, by replacing the name Waddell & Reed Select Funds, Inc. Dividend Opportunities Fund with Waddell & Reed Advisors Select Funds, Inc. Dividend Opportunities Fund.

         IN WITNESS WHEREOF, the undersigned Secretary of the Corporation hereby executes this Certificate of Correction on behalf of the Corporation this 25th day of September, 2008.

                                                      Waddell & Reed Advisors Select Funds, Inc.

                                                      /s/Mara D. Herrington
                                                      Mara D. Herrington, Secretary